UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2021

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 18, 2021, The AZEK Company Inc. (the “Company”) released earnings information for the quarter and year ended September 30, 2021 as well as first quarter and fiscal year 2022 guidance. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, the Board of Directors (the “Board”) of the Company appointed Vernon Nagel and Natasha Li as Class I directors, each to serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The Board also appointed Mr. Nagel and Ms. Li to the Board’s Compensation Committee. In addition, the Board accepted the resignation of Brian Klos, effective November 17, 2021. Mr. Klos has advised the Company that his resignation is not the result of any disagreement with the Company, its management, the Board or any committee of the Board.

Mr. Nagel is a seasoned executive having provided products and services to the residential and non-residential construction markets while he served as the executive chairman of the board of directors of Acuity Brands, Inc., or Acuity Brands, from February 2020 to the end of 2020, and, previously, as Acuity Brands’ chairman and chief executive officer from September 2004 to January 2020, as Acuity Brands’ president from August 2005 to August 2019 and as Acuity Brands’ vice chairman and chief financial officer from January 2004 to August 2004. While at Acuity Brands, Mr. Nagel focused on enhancing shareholder value by introducing new technologies, expanding markets served through organic growth and acquisitions and driving company-wide productivity. For the foregoing reasons, the Board believes that Mr. Nagel's appointment to the Board will be a strong contributor to the Company’s ability to achieve its strategic and operational goals.

Ms. Li is a Partner in the Private Equity Group of Ares Management Corporation (“Ares”), where she has served as an investment professional since August 2007. Ms. Li also serves on the boards of City Ventures LLC and the parent entity of Resource Label Group and previously served on the boards of National Veterinary Associates, Inc. and Jacuzzi Brands Corporation. Ms. Li brings to the Board over fourteen years of experience managing and evaluating investments by the Ares Private Equity Group, and she has assisted and advised the Company in various capacities since 2018 as a representative of the Ares Private Equity Group. Ms. Li’s deep understanding of the Company’s history and its business has led the Board to conclude that she will be an invaluable member.

The Board has affirmatively determined that each of Mr. Nagel and Ms. Li is an independent director under the New York Stock Exchange’s listing standards and the Board’s categorical standards as set forth in the Company’s Corporate Governance Guidelines. There were no arrangements or understandings between Mr. Nagel and any other persons pursuant to which he was selected as a director of the Company. Ms. Li was appointed to the Board as a joint nominee of Ontario Teachers’ Pension Plan Board and an entity affiliated with Ares. As of the date of this Current Report on Form 8-K, neither Mr. Nagel nor Ms. Li, nor any of their immediate family members, is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Nagel will be eligible to participate in the compensation arrangements and programs established for the Company’s non-employee directors. The current arrangements and programs are described in the Company’s 2021 proxy statement filed with the Securities and Exchange Commission on April 1, 2021. Mr. Nagel and Ms. Li will also be subject to the director indemnification provisions and arrangements described in such proxy statement.

On November 18, 2021, the Company issued a press release regarding the matters discussed herein. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated November 18, 2021 announcing fourth quarter and fiscal year 2021 earnings.
99.2	Press release dated November 18, 2021 announcing appointment of directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: November 18, 2021	By:	/s/ Peter Clifford
Peter Clifford
Senior Vice President and Chief Financial Officer

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